Exhibit 10.37

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”), effective as of August 10, 2020 (the “Effective Date”), is made by and between GB Sciences, Inc. a Nevada corporation (the “Company”), GB Sciences Nopah LLC, a Nevada limited liability company (“Nopah”), Nopah 5, LLC, a Nevada limited liability company (together with the Company and Nopah the “Nopah Parties”), and 483 Management, LLC, a Nevada limited liability company (the “Manager”, and together with the Nopah Parties, each a “Party” and collectively, the “Parties”).

WHEREAS, the Company, through Nopah, owns and operates the State of Nevada Medical Marijuana Cultivation Registration Certificate, Certificate Number 67083167520646029144 (the “License”) located at 1100 Papago Street, Sandy Valley, Nevada (the “Nopah Facility”);

WHEREAS, Manager desires to purchase 100% of the membership interests in Nopah (“Sale Transaction”) at such time as all approvals have been obtained from all applicable governmental authorities in the State of Nevada for the transfer of such equity interests to Manager;

WHEREAS, the Parties desire that Manager manage and control the operations of Nopah until the closing of the Sale Transaction in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Engagement of Manager. The Nopah Parties hereby engage Manager as an independent contractor on an exclusive basis to manage and control the operations of Nopah. Manager shall have the sole authority to operate Nopah, including, without limitation, by providing the services set forth in Section 4 below (the “Services”). Manager hereby agrees to provide the Services on the terms and conditions provided in this Agreement.

2.    Independent Contractor. It is the intention of the Parties that Manager and its employees and affiliates shall be INDEPENDENT CONTRACTORS and not employees or franchisees of any of the Nopah Parties for all purposes, including, but not limited to, the application of the Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Act, the provisions of the Internal Revenue Code, any State of Nevada revenue and taxation code relating to income tax withholding at the source of income, State of Nevada Workers’ Compensation Act, and the State of Nevada unemployment insurance code. Manager shall retain the sole and absolute discretion and judgment of the manner and means of carrying out Manager’s duties and responsibilities under the terms and conditions of this Agreement and compliance therewith. This Agreement shall not be construed to create an agency relationship, joint venture or partnership as between the Nopah Parties and Manager. Manager states and affirms that Manager is acting as a free agent and independent contractor, holding out to the general public, as such.

3.    Cooperation. Each of Manager and the Nopah Parties shall use commercially reasonable efforts to perform and fulfill all of their respective obligations to be fulfilled or performed by it under this Agreement.

4.	Services of Manager; Employees.

Subject to any limitations imposed by applicable state and local laws or regulations, (a) Manager shall have the sole authority to operate and make and effect decisions on behalf of Nopah including, without limitation, all activities related to relocation of the License, cultivation, sales and transport operations, government affairs, product development, quality oversight and assurance and

Exhibit 10.37

financial services, including the collection, receipt and disbursement of funds generated by Nopah, and (b) conduct relations on behalf of Nopah with vendors, dispensaries, state and local agencies, contractors, accountants, attorneys, financial advisors and other professionals (collectively, the “Services”). The Manager shall provide and devote to the performance of the Services such employees, consultants, affiliates and agents of Manager as Manager shall deem appropriate to the furnishing of the Services.

5.	Expenses, Disbursements and Cash Management.

Except for the cost of its own personnel, as of the Effective Date, the Nopah Parties shall not be obligated to make any advance to or for the account of Nopah, Manager or its affiliates, or to pay any sums, nor shall the Nopah Parties be obligated to incur any liability or obligation for Nopah.

6.	Compensation from Manager.

(a)    In consideration for the right to render the Services hereunder, the Manager will pay to the Company the amount of three hundred thousand dollars ($300,000) (the “Management Fee”) on the Effective Date.

(b)    Such Management Fee shall immediately offset $300,000 of the $490,272.07 owed to Manager by the Company from (a) $415,625.07 under an October 23, 2017 Promissory Note attached as Exhibit B and (b) $74,647 for construction services provided to the Company. This offset shall be memorialized in the Promissory Note Modification Agreement to be signed and effective concurrent with this Agreement.

7.    Term. The term of this Agreement shall commence on the Effective Date and continue until the closing of the Sale Transaction. Any Party hereto may terminate this Agreement upon breach of any other material terms or conditions of this Agreement or any other agreement or undertaking entered into between the Parties and if such breach shall continue for a period of thirty (30) days after written notice thereof has been given to the breaching Party. Notwithstanding the foregoing, if at any time, applicable law or regulations change such that Manager would be obligated to obtain or hold any license or registration in order to continue to perform Manager’s obligations hereunder, then the terms of this Agreement will be suspended and all obligations and responsibilities of the Parties hereto shall immediately cease until the earliest of the following to occur: (i) Manager is able to obtain any necessary licenses, registrations or similar authorization to perform its obligations and to receive the consideration set forth herein; (ii) the Parties amend this Agreement such that Manager is able to perform its obligations and to receive the consideration set forth herein without obtaining any such licenses, registrations or other authorizations, and the Parties shall cooperate in good faith to make any such amendments within ten (10) days of any determination that this Agreement will be suspended in accordance with this Section 8.

8.	Representations and Warranties/Covenants.

(a)    Each Party hereby represents and warrants to the other Parties, as of the Effective Date, as follows:

(i)    Organization. It is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

(ii)    Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary action and will not violate (a) such Party’s organizational documents, bylaws and operating agreement, (b) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (c)

Exhibit 10.37

any requirement of any applicable laws, or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

(iii)    Binding Agreement. This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions.

(iv)    No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

(b)    The Nopah Parties hereby represent and warrant to Manager, as of the Effective Date, that the Nopah holds all valid state, local and municipal licenses, permits and certificates required to operate a medical marijuana cultivation facility in full compliance with applicable law, ordinances and regulations, including the cannabis cultivation licenses issued by Nevada governmental authorities; which licenses, permits and certificates are listed on as Exhibit A (collectively, the “Licenses”). True copies of the Licenses have been provided to Manager, and each License is current, in effect, and the transactions contemplated hereby will not cause a breach or violation of any such Licenses. The Parties hereby covenant and agree that they will use their best efforts to cause Nopah to maintain such Licenses throughout the Term. In addition, the Company shall notify Manager immediately upon the expiration, non-renewal, termination, suspension or other withdrawal of any License for any reason.

(c)    Manager is aware that the Nopah Facility was destroyed in a fire and the lease for such facility has been terminated. Manager takes full obligation for seeking and having approved by Nevada governmental authorities a new location for a cultivation facility for the License.

9.	Indemnification; Limitation of Liability; Insurance.

(a)    Indemnity. The Nopah Parties, jointly and severally, on the one hand, and Manager on the other hand (as the case may be, the “Indemnifying Party”) shall indemnify and hold harmless each other, and its (or their) respective affiliates, and their respective officers, directors, employees and agents (collectively, the “Indemnified Party”), from and against all claims, demands, losses, liabilities, damages, fines, costs and expenses, including reasonable attorneys’ fees and costs and amounts paid in settlement (collectively, the “Damages”), arising out of: (1) the negligence, recklessness, bad faith, intentional wrongful acts or omissions of the Indemnifying Party or its affiliates or representatives in connection with activities undertaken pursuant to this Agreement, except to the extent that Damages arise out of the negligence, recklessness, bad faith or intentional wrongful acts or omissions committed by the Indemnified Party or its affiliates (or, to the extent permitted under this Agreement, their respective representatives working on their behalf); and (2) any breach by the Indemnifying Party or its affiliates or representatives of the covenants and agreements of, or the representations and warranties made in, this Agreement. The Indemnified Party may participate in, but not control, any defense or settlement of any claim controlled by the Indemnifying Party and if such claim is being defended by the Indemnifying Party, the Indemnified Party shall bear its own costs and expenses with respect to such participation.

(b)    Procedures. The Indemnifying Party shall reimburse the Indemnified Party promptly upon demand for any legal or other fees or expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, damage or liability (or actions, suits, or proceedings in respect thereof), provided that the Indemnified Party must immediately notify the Indemnifying Party of the claim or proceeding and has otherwise complied with this Agreement and that Indemnifying Party has the right to defend any claim. If Indemnifying Party defends the claim, the Indemnified Party has no obligation to indemnify or reimburse the Indemnified Party with respect to any fees or disbursements of any attorney retained by the Indemnified Party.

Exhibit 10.37

(c)    Limitation on Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR (I) ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST REVENUES, (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY OR (III) ANY LIABILITY, DAMAGE, LOSS OR EXPENSE UNDER THIS AGREEMENT IN EXCESS OF THE AGGREGATE SERVICE FEES PAID UNDER THIS AGREEMENT.

10.    Assignment. Neither Party may sell, assign, in whole or in part, this Agreement or any rights hereunder, or to delegate any duties to an unrelated third-party hereunder, without the prior written consent of the other Parties hereto; provided, however, that Manager may assign this Agreement to any of its affiliates. Any actual or purported assignment occurring by operation of law or otherwise without the other Parties’ prior written consent shall be a material default of this Agreement and shall be null and void.

11.    Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (i) delivered personally to the recipient, (ii) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. pacific standard time on a business day, and otherwise on the next business day, (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) received via electronic mail by the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if received via electronic mail before 5:00 p.m. pacific standard time on a business day, and otherwise on the next business day after such receipt. Such notices, demands, and other communications shall be sent to the address for such recipient indicated below:

If to any of the GBS Parties:                                               GB Sciences Inc.

3550 W. Teco Avenue Las Vegas, NV 89118

Attn: John Poss

With a copy to:

Adam R. Fulton, Esq. Jennings & Fulton, LTD.

2580 Sorrel St. Las Vegas, NV 89146

If to Manager:                                                                      483 Management LLC

921 Empire Mesa Way Henderson, NV 89011

Attn: Bill Moore

or to such other address or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party.

12.    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed,

Exhibit 10.37

construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

13.    No Waiver. The failure by any Party to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that any Party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

14.	Cannabis Industry Disclosure; Waiver.

(a)    By signing this Agreement, each Party understands and acknowledges that United States federal law prohibits the use, possession, cultivation, and distribution of cannabis. Although many states have legalized cannabis to varying degrees, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities, even in so-called ancillary businesses that service or supply cannabis growers or sellers or otherwise aid or abet their activities. Such prosecution may implicate a wide range of criminal, civil, and regulatory violations, such as trafficking, racketeering, and money- laundering. In addition, federal bankruptcy courts may not be available to participants in the cannabis industry, and participants in the cannabis industry may be treated differently under federal tax laws. Moreover, participants in the cannabis industry may not have access to federally insured banks and other financial institutions. Each Party confirms its understanding that the regulatory landscape in the cannabis industry changes rapidly. This means that at any time, a city, county, or state where cannabis is permitted can change its current laws and/or the federal government can disregard those laws and take prosecutorial action.

(b)    Furthermore, it is possible that the conflict between state and federal law may have an impact on the relationship of the Parties, including this Agreement. For example, federal law enforcement authorities may determine to prosecute one of the Parties to this Agreement for its participation in the cannabis industry. Such federal investigations or prosecutions may require such Party to disclose otherwise confidential information and/or breach its confidentiality and fiduciary duties to the other Party. All Parties hereby confirm their understanding of this risk.

(c)    Each Party to this Agreement hereby (i) acknowledges and agrees that in the event the other Party to this Agreement, the other Party’s members, managers, officers or any of their respective subsidiaries, acting in accordance with and pursuant to the provisions of this Agreement and in accordance with all applicable laws, other than federal law relating to cannabis as set forth herein, is charged with, or convicted of, any violation of federal law or regulation regarding cannabis or cannabis products, such charge or conviction shall not be deemed to be a breach of this Agreement by the other Party, (ii) acknowledges and agrees that such Party will have no claim against the other Party, the other Party’s members, managers, officers or any of their respective subsidiaries on account of any such charge or conviction, including but not limited to, any claim under this Agreement, (iii) waives any and all rights it may have to assert any claim against the other Party, the other Party’s members, managers, officers or any of their respective subsidiaries on account of any such charge or conviction, including but not limited to, any claim under this Agreement, and (iv) releases and forever discharges the other Party, the other Party’s members, managers, officers or any of their respective subsidiaries from any and all liability to such Party on account of any such charge or conviction, including but not limited to, any claim under this Agreement.

15.    Entire Agreement; Amendment. This Agreement contains the entire agreement between the Parties hereto with respect to the matters herein contained and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, and any agreement hereafter made

Exhibit 10.37

shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the Party against whom enforcement of the change or modification is sought. The provisions of this Agreement may be amended or modified only with the prior written consent of the Company and Manager.

16.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nevada.

17.	Dispute Resolution; Mediation; Mandatory Arbitration.

(a)    If there is any dispute or controversy relating to this Agreement or any of the transactions contemplated herein (each, a “Dispute”), such Dispute shall be resolved in accordance with this Section 18.

(b)    The Party claiming a Dispute shall deliver to each of the other Parties a written notice (a “Notice of Dispute”) that will specify in reasonable detail the dispute that the claiming Party wishes to have resolved. If the Parties are not able to resolve the Dispute within five (5) business days of a Party’s receipt of an applicable Notice of Dispute, the Parties shall enter into mediation administered in Las Vegas, Nevada. The mediation process and any documents or exhibits utilized in conducting the same shall be confidential and inadmissible in any future proceeding. All such proceedings provided for in this Section 18(b) must be concluded within thirty (30) days of the issuance of the Notice of Dispute.

(c)    If the Parties to the Dispute are not able to resolve their Dispute after application of Section 18(a) and (b), to the maximum extent allowed by applicable law, the Dispute shall be submitted to and finally resolved by, binding arbitration. Any Party may file a written Demand for Arbitration with the American Arbitration Association’s Regional Office closest to the Company’s principal office, and shall send a copy of the Demand for Arbitration to the other Parties. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, except that discovery may be had in accordance with the Federal Rules of Civil Procedure. The venue for the arbitration shall be Las Vegas, Nevada. The arbitration shall be conducted before one arbitrator selected through the American Arbitration Association’s arbitrator selection procedures. The arbitrator shall promptly fix the time, date and place of the hearing and notify the Parties. The Parties shall stipulate that the arbitration hearing shall last no longer than five (5) Business Days. The arbitrator shall render a decision within ten (10) days of the completion of the hearing, which decision may include an award of legal fees, costs of arbitration and interest. The arbitrator shall promptly transmit an executed copy of its decision to the Parties. The decision of the arbitrator shall be final, binding and conclusive upon the Parties. Each Party shall have the right to have the decision enforced by any court of competent jurisdiction. Notwithstanding any other provision of this Section, any Dispute in which a Party seeks equitable relief may be brought in any court within the United States which has jurisdiction over the Party against which such relief is sought. Each Party (a) acknowledges that the other Parties would be irreparably damaged if any of the provisions of this Agreement are not performed by such Party in accordance with their specific terms and (b) agrees that the other Parties are entitled to injunctive relief to prevent breaches of this Agreement, and have the right to specifically enforce this Agreement and the terms and provisions hereof, in addition to any other remedies available at law or in equity.

18.    Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the Parties.

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19.    Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing Parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

20.    Confidentiality. Neither Party may disclose the terms of this Agreement nor any information, documents, or trade secrets of the other Party obtained as part of this Agreement, except as may be required by applicable law.

[Signatures on the next page]

Exhibit 10.37

IN WITNESS WHEREOF, the Parties hereto have caused this Management Services Agreement to be executed and delivered as of the date first above written.

GB SCIENCES NOPAH LLC

By: GB SCIENCES, INC., as Managing Member

By:   /s/ John Poss

                                                                                        Name: John Poss

Title: Chief Executive Officer

NOPAH 5, LLC

                                                                                         By:   /s/ Brad Swanger

                                                                                         Name: Brad Swanger

Title: Managing Member

GB SCIENCES, INC

By:   /s/ John Poss

                                                                                        Name: John Poss

Title: Chief Executive Officer

483 MANAGEMENT, LLC

By:   /s/ William Moore

                                                                                        Name: William Moore

Title: Member

By:     /s/ Brian Moore

Name: Brian Moore

                                                                                        Title: Member

[Signature Page to Management Services Agreement]

Exhibit 10.37

EXHIBIT “A”

LICENSES

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EXHIBIT “B”

PROMISSORY NOTE AND

NOTE BALANCE ACCOUNTING